Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 11, 2008, with respect to the financial statements and supplemental schedule of Hanesbrands Inc. Hourly Retirement Savings Plan of Puerto Rico on Form 11-K for the years ended December 31, 2007 and 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hanesbrands Inc. on Form S-8 (File No. 333-137143, effective September 6, 2006).
/s/ Grant Thornton LLP
Greensboro, North Carolina
June 11, 2008